Exhibit 2.1

REORGANIZATION AGREEMENT

Dated as of [                ], 2015

i

REORGANIZATION AGREEMENT

REORGANIZATION AGREEMENT (this “Agreement”), dated as of [                  ], 2015, by and among Virtu Financial, Inc., a Delaware corporation (“Pubco”), Virtu Financial Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), Virtu Financial Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate Holdings”), Virtu Financial Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), Virtu Financial Intermediate Holdings II LLC, a Delaware limited liability company (“Intermediate Holdings II”), Virtu Financial LLC, a Delaware limited liability company (the “Company”), VFH Parent LLC, a Delaware limited liability company (“VFH Parent”), SLP Virtu Investors, LLC, a Delaware limited liability company (“SLP Investors”), SLP III EW Feeder I, L.P., a Delaware limited partnership (“SLP Stockholder”), SLP III EW Feeder II, L.P., a Delaware limited partnership (“SLP Temasek Feeder”), Silver Lake Technology Associates III, L.P., a Delaware limited partnership (“SLP Tech Associates”), SLP III EW Feeder LLC, a Delaware limited liability company (“SLP Temasek LLC”), Havelock Fund Investments Pte Ltd., a Singapore private limited company (“Temasek Stockholder”), Wilbur Investments LLC, a Delaware limited liability company (“Temasek Pre-IPO Member”), VV Investment LLC, a Delaware limited liability company (“VV Investment”), Virtu East MIP LLC, a Delaware limited liability company (“East MIP”), Virtu Employee Holdco LLC, a Delaware limited liability company (“Employee Holdco”), TJMT Holdings LLC (f/k/a Virtu Holdings LLC), a Delaware limited liability company (“TJMT Holdings”), Virtu Financial Holdings LLC, a Delaware limited liability company (“Financial Holdings”) and the individuals designated as the “Other Class A Members” on the signature pages hereto.

RECITALS

WHEREAS, the Board of Directors of Pubco (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Pubco’s Class A Common Stock (as defined below);

WHEREAS, the parties hereto desire to effect the Reorganization Transactions (as defined below) in contemplation of the IPO; and

WHEREAS, in connection with the consummation of the Reorganization Transactions and the IPO, the applicable parties hereto intend to enter into the Reorganization Documents (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Class A Common Stock” shall mean Class A Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Class B Common Stock” shall mean Class B Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Class C Common Stock” shall mean Class C Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Class D Common Stock” shall mean Class D Common Stock, par value $0.00001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

“Common Stock” means, collectively, the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

“Company Common Units” means Common Units, as such term is defined in the Company LLC Agreement.

“Discounted Price” means (i) the IPO Price Per Share less (ii) the underwriting discount per share paid to the underwriters in the IPO.

“Employee Holdco Common Units” means Common Units, as such term is defined in the Employee Holdco LLC Agreement.

“Employee Holdco Members” means the Members, as such term is defined in the Employee Holdco LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Company LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 31, 2014, by and among the Company and the other Persons listed on the signature pages thereto.

“Existing Employee Holdco LLC Agreement” the Limited Liability Company Agreement of Employee Holdco, dated as of July 8, 2011, by and among the Employee Holdco Members, Vincent Viola, as the Manager, SLP Investors and the Company, as amended by Amendment No. 1, dated as of December 28, 2011, and Amendment No. 2, dated as of December 20, 2012.

“Form 8-A Effective Time” means the date and time on which the Registration Statement becomes effective, which will occur after the Pricing, on such date and at such time as determined by Pubco.

“IPO Closing” means the initial closing of the sale of the Class A Common Stock in the IPO.

“IPO Offering Expenses” means the amount of any IPO offering expenses borne by Pubco (as agreed in writing by Pubco and the Company, for which email shall be sufficient), but excluding the underwriting discount per share in the IPO (i) with respect to the Primary Amount, which shall be the responsibility of the Company pursuant to Section 2.1(c)(i) or 2.1(d), as applicable, and (ii) with respect to any Secondary Securities, which shall be the responsibility of (x) the SLP Stockholder in accordance with the SLP Stockholder Purchase Agreement and (y) the Post-Reorg Company Members party to the Member Purchase Agreement in accordance therewith.

“IPO Price Per Share” means the per share public offering price for the Class A Common Stock.

“MIP” means the Virtu Financial LLC Management Incentive Plan, as the same may be amended from time to time.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Pricing” means such date and time as the Board or the pricing committee thereof determines to price the IPO.

“Primary Amount” means an amount equal to the product of (i) the IPO Price Per Share multiplied by (ii) (x) the number of shares of Class A Common Stock sold at the IPO Closing less (y) the number of Secondary Securities purchased immediately following the IPO Closing.

“Registration Statement” means the registration statement on Form 8-A filed by Pubco under the Exchange Act with the SEC to register the Class A Common Stock.

“Reorganization Documents” means each of the documents attached as an exhibit hereto and all other agreements and documents entered into in connection with the Reorganization Transactions.

“SEC” means the Securities and Exchange Commission.

“Secondary Securities” means (i) the shares of Class A Common Stock purchased by Pubco pursuant to the SLP Stockholder Purchase Agreement and (ii) the Company Common Units purchased by Pubco pursuant to the Member Purchase Agreement (including shares of Class A Common Stock or Company Common Units, respectively, purchased using proceeds received upon the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock).

“Securities Act” means the Securities Act of 1933, as amended.

“SLP Parties” means SLP Investors, SLP Stockholder, SLP Tech Associates.

“Temasek Parties” means Temasek Stockholder and Temasek Pre-IPO Member.

“Unvested Company Common Units” means Unvested Common Units, as such term is defined in the Company LLC Agreement.

“Unvested Employee Holdco Common Units” means Unvested Common Units, as such term is defined in the Employee Holdco LLC Agreement.

“Viola Parties” means TJMT Holdings, Financial Holdings and VV Investment.

1.2                               Terms Defined Elsewhere in this Agreement.  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Amended and Restated Certificate of Incorporation	2.1(a)(i)
Board	Recitals
Class C Shares	2.1(b)(vii)
Class C Subscriber	2.1(b)(vii)
Class C Subscription Agreements	2.1(b)(vii)
Class D Shares	2.1(b)(viii)
Class D Subscription Agreement	2.1(b)(viii)
Company	Preamble
Company Employee Equity Letters	2.1(b)(x)
Company LLC Agreement	2.1(b)(vi)
Company Member Schedule	2.1(b)(vi)
East MIP	Preamble
East MIP Liquidation Agreement	2.1(b)(ii)
e-mail	4.3
Employee Holdco	Preamble

Term	Section
Employee Holdco Class A-2 Capital Interests	2.1(b)(ii)
Employee Holdco Employee Equity Letters	2.1(b)(xix)
Employee Holdco LLC Agreement	2.1(b)(xviii)
Exchange Agreement	2.1(b)(ix)
Financial Holdings	Preamble
Hypothetical Liquidation Value	2.1(b)(vi)
Intermediate Holdings	Preamble
Intermediate Holdings II	Preamble
IPO	Recitals
Member Purchase Agreement	2.1(c)(iii)
Merger Sub	Preamble
Merger Sub II	Preamble
Mergers	2.1(b)(v)
Post-Reorg Company Members	2.1(b)(vi)
Pubco	Preamble
Reorganization Transaction	2.1
Reorganization Transactions	2.1
SLP and Temasek Stockholders Tax Receivable Agreement	2.1(b)(xiv)
SLP Investors	Preamble
SLP Merger Agreement	2.1(b)(v)
SLP Stockholder	Preamble
SLP Stockholder Purchase Agreement	2.1(c)(ii)
SLP Tech Associates	Preamble
SLP Temasek Feeder	Preamble
SLP Temasek LLC	Preamble
Stockholders Agreement	2.1(b)(xiii)
Temasek Pre-IPO Member	Preamble
Temasek Merger Agreement	2.1(b)(v)
Temasek Stockholder	Preamble
TJMT Holdings	Preamble
VFH Parent	Preamble
VV Investment	Preamble

1.3                               Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

THE REORGANIZATION

2.1                               Transactions.  Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto shall take the actions described in this Section 2.1 (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):

(a)                                 On or prior to the Pricing, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                                     Pubco shall adopt and file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of Pubco, in the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”).

(ii)                                  The Board shall adopt amended and restated by-laws of Pubco in the form attached hereto as Exhibit B.

(b)                                 Immediately following Pricing and prior to the Form 8-A Effective Time, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                                     SLP Temasek Feeder shall distribute its Class A-1 Capital Interests in the Company to SLP Temasek LLC and SLP Tech Associates.

(ii)                                  Pursuant to a Liquidation Agreement in the form attached hereto as Exhibit C (the “East MIP Liquidation Agreement”),

among other things, (v) East MIP’s Class A members shall transfer to East MIP certain Class A-2 Capital Interests of the Company held directly by such members, (w) East MIP shall contribute to Employee Holdco certain Class A-2 Capital Interests of the Company in exchange for a number of Class A-2 Capital Interests of Employee Holdco (“Employee Holdco Class A-2 Capital Interests”) equal to the number of Class A-2 Capital Interests of the Company so contributed, (x) East MIP shall distribute to the Class B members of East MIP the Employee Holdco Class A-2 Capital Interests issued to East MIP pursuant to clause (w), which shall remain subject to the vesting terms applicable to the Class B interests of East MIP, (y) East MIP shall distribute to each Class A member of East MIP its pro rata share of any remaining Class A-2 Capital Interests of the Company held by East MIP and (z) East MIP shall be dissolved as provided for in the East MIP Liquidation Agreement.

(iii)                               Financial Holdings shall dissolve and distribute its Class A-2 Capital Interests in the Company to its members.

(iv)                              VV Investment shall dissolve and distribute its Class A-1 Capital Interests in the Company to its members.

(v)                                 (x) Pursuant to a Merger Agreement in the form attached hereto as Exhibit D (the “SLP Merger Agreement”), (I) Merger Sub shall merge with and into SLP Temasek LLC, with SLP Temasek LLC continuing as the surviving company of such merger and becoming a wholly-owned subsidiary of Pubco, and the owners of SLP Temasek LLC, SLP Stockholder and Temasek Stockholder, shall receive shares of Class A Common Stock and the right to receive payments under the SLP and Temasek Stockholders Tax Receivable Agreement (as defined below), and (II) immediately following such merger, SLP Temasek LLC shall merge with and into Intermediate Holdings, with Intermediate Holdings continuing as the surviving company of such merger and (y) pursuant to a Merger Agreement in the form attached hereto as Exhibit E (the “Temasek Merger Agreement”), (I) Merger Sub II shall merge with and into Temasek Pre-IPO Member, with Temasek Pre-IPO Member continuing as the surviving company of such merger and becoming a wholly-owned subsidiary of Pubco, and the owner of Temasek Pre-IPO Member, Temasek Stockholder, shall receive shares of Class A Common Stock and the right to receive payments under the SLP and Temasek Stockholders Tax Receivable Agreement, and (II) immediately following such merger, Temasek Pre-IPO Member shall merge with and into Intermediate Holdings II, with Intermediate Holdings II continuing as the surviving company of such merger (the mergers described in this Section 2.1(b)(v), the “Mergers”).

(vi)                              The Company shall: (x) reclassify all Class A-1 Interests, Class A-2 Capital Interests, Class A-2 Profits Interests and Class

B Interests outstanding as of immediately prior to the Form 8-A Effective Time into the number of Common Units, in the aggregate, set forth on Schedule A and each such Class A-1 Interest, Class A-2 Capital Interest, Class A-2 Profits Interest and Class B Interest shall be reclassified into a number of Company Common Units (rounded up or down to the nearest whole number) having a value equal to the amount that would have been distributed in respect thereof pursuant to ARTICLE XI of the Existing Company LLC Agreement had the Company been liquidated on the date of the Form 8-A Effective Time and gross proceeds from such liquidation been distributed to the members of the Company immediately prior to the Form 8-A Effective Time pursuant to ARTICLE XI of the Existing Company LLC Agreement in an aggregate amount equal to the total equity value of all Class A-1 Interests, Class A-2 Capital Interests, Class A-2 Profits Interests and Class B Interests immediately prior to the Form 8-A Effective Time that is implied by the IPO Price Per Share (with respect to each Class A-1 Interest, Class A-2 Capital Interest, Class A-2 Profits Interest or Class B Interest, its “Hypothetical Liquidation Value”), provided that certain Company Common Units will continue to be subject to vesting on terms set forth in the Company Employee Equity Letters (described below) and the MIP; (y) amend and restate its limited liability company agreement in the form attached hereto as Exhibit F (the “Company LLC Agreement”) so that, among other things, (I) Pubco shall become the sole managing member of the Company and (II) after giving effect to the reclassification described in clause (x) above, each of the Persons (the “Post-Reorg Company Members”) listed on the Member Schedule (as such term is defined in the Company LLC Agreement) (the “Company Member Schedule”) shall be or become members of the Company and shall own the number of Company Common Units set forth opposite such Post-Reorg Company Member’s name on the Company Member Schedule, which Company Member Schedule shall be delivered to SLP Investors, SLP Tech Associates, the Temasek Stockholder and TJMT Holdings concurrently with the execution of the Company LLC Agreement; and (z) as soon as reasonably practicable, provide written notice to each Post-Reorg Company Member setting forth the Hypothetical Liquidation Value attributable to the Class A-1 Interests, Class A-2 Capital Interests, Class A-2 Profits Interests and/or Class B Interests previously held thereby and the resulting number of Company Common Units then owned thereby.

(vii)                           As a condition to receiving Company Common Units in the reclassification described in clause (vi)(x) above, each of the Post-Reorg Company Members (other than Pubco, Intermediate Holdings, Intermediate Holdings II and TJMT Holdings) shall enter into a Subscription Agreement in the form attached hereto as Exhibit G (collectively, the “Class C Subscription Agreements”), whereby such Post-Reorg Company Member (each, a “Class C Subscriber”) shall subscribe for, and Pubco shall issue to each such Class C Subscriber upon payment therefor, the number of shares of Class C Common Stock (the “Class C Shares”) equal to the number of Company Common Units set forth opposite such Post-Reorg Company Member’s name on the Company Member Schedule.(1)

(viii)                        As a condition to receiving Company Common Units in the reclassification described in clause (vi)(x) above, TJMT Holdings shall enter into a Subscription Agreement in the form attached hereto as Exhibit H (the “Class D Subscription Agreement”), whereby TJMT Holdings shall subscribe for, and Pubco shall issue to TJMT Holdings upon payment therefor, the number of shares of Class D Common Stock (the “Class D Shares”) equal to the number of Company Common Units set forth opposite TJMT Holdings’ name on the Company Member Schedule.(2)

(ix)                              As a condition to receiving Company Common Units in the reclassification described in clause (vi)(x) above, each of the Post-Reorg Company Members (other than Pubco, Intermediate Holdings and Intermediate Holdings II) shall enter into an Exchange Agreement with the Company and Pubco in the form attached hereto as Exhibit I (the “Exchange Agreement”), whereby each such Post-Reorg Company Member shall be permitted to exchange with Pubco its Company Common Units and shares of Class C Common Stock or Class D Common Stock, as the case may be, for shares of Class A Common Stock or Class B Common Stock, as applicable.

(x)                                 Certain of the Post-Reorg Company Members shall enter into a Unit Vesting, Equity Retention and Restrictive Covenant Agreement or Equity Retention and Restrictive Covenant Agreement in the form attached hereto as Exhibit J (“Company Employee Equity Letters”), pursuant to which each such Post-Reorg Company Member shall, among other things, (x) agree to certain restrictions on transfer set forth therein and (y) as a condition to receiving Unvested Company Common Units in the reclassification described in clause (vi)(x) above, acknowledge that any Unvested Company Common Units owned thereby (if any) remain subject to the MIP and the vesting terms applicable to the Interests in the Company from which its Unvested Company Common Units were reclassified.

(1)         Note to Draft:  Each such member will subscribe for a number of shares of Class C Common Stock equal to the number of Common Units of the Company that such member will own after giving effect to the Company LLC Agreement.

(2)         Note to Draft:  TJMT Holdings will subscribe for a number of shares of Class D Common Stock equal to the number of Common Units of the Company that TJMT Holdings will own after giving effect to the Company LLC Agreement.

(xi)                              The Company shall amend and restate the MIP in the form attached hereto as Exhibit K.

(xii)                           VFH Parent shall sell to Pubco, and Pubco shall repurchase from VFH Parent, all of VFH Parent’s outstanding common stock (prior to giving effect to the SLP Merger Agreement and the Temasek Merger Agreement, the Class C Subscription Agreements and the Class D Subscription Agreement) for $100.

(xiii)                        As a condition to the Mergers, Pubco, TJMT Holdings, Viola, the SLP Parties and the other parties thereto shall enter into a Stockholders Agreement in the form attached hereto as Exhibit L (the “Stockholders Agreement”).

(xiv)                       As a condition to the Mergers, Pubco, SLP Stockholder and Temasek Stockholder shall enter into a Tax Receivable Agreement in the form attached hereto as Exhibit M (the “SLP and Temasek Stockholders Tax Receivable Agreement”).

(xv)                          As a condition to the Mergers, Pubco, SLP Investors and SLP Tech Associates shall enter into a Tax Receivable Agreement in the form attached hereto as Exhibit N.

(xvi)                       As a condition to the Mergers, Pubco and the Post-Reorg Company Members (other than SLP Investors, SLP Tech Associates, Pubco, Intermediate Holdings and Intermediate Holdings II) shall enter into a Tax Receivable Agreement in the form attached hereto as Exhibit O.

(xvii)                    Pubco, the Post-Reorg Company Members (other than Pubco, Intermediate Holdings and Intermediate Holdings II), SLP Stockholder and Temasek Stockholder shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit P.

(xviii)                 Employee Holdco shall: (x) reclassify (1) each Class A-2 Profits Interest and Class B Interest (as each such term is defined in the Existing Employee Holdco LLC Agreement) outstanding as of immediately prior to the Form 8-A Effective Time into a number of Employee Holdco Common Units equal to the number of Company Common Units into which such Class A-2 Profits Interest’s or Class B Interest’s Attributable Interest (as each such term is defined in the Existing Employee Holdco LLC Agreement), as the case may be, shall be reclassified pursuant to Section 2.1(b)(vi) and (2) each Employee Holdco Class A-2 Capital Interest issued pursuant to the East MIP Liquidation Agreement into a number of Employee Holdco Common Units equal to the number of Company Common Units into which each Class A-2 Capital Interest shall be reclassified pursuant to Section 2.1(b)(vi), provided that certain Employee Holdco Common Units will continue to be subject to vesting on terms set forth in the Employee Holdco Employee Equity Letters (described below);  (y) amend and restate its limited liability company agreement in the form attached hereto as Exhibit Q (the “Employee Holdco LLC Agreement”) so that, among other things, (I) after giving effect to the  reclassification described in clause (x) above, each of the Employee Holdco Members shall own the number of Employee Holdco Common Units set forth opposite such Employee Holdco Member’s name on the Member Schedule (as such term is defined in the Employee Holdco LLC Agreement) and (II) at any time after the Form 8-A Effective Time, subject to certain restrictions (including any transfer restrictions set forth in the Employee Holdco Employee Equity Letters), each Employee Holdco Member can elect to (A) cause Employee Holdco to distribute the vested Company Common Units and corresponding shares of Class C Common Stock indirectly owned by such Employee Holdco Member to such Employee Holdco Member in redemption of its corresponding Employee Holdco Common Units, (B) exchange such Company Common Units and corresponding shares of Class C Common Stock into shares of Class A Common Stock and/or (C) transfer such shares of Class A Common Stock; and (z) as soon as reasonably practicable, provide written notice to each Employee Holdco Member setting forth the Hypothetical Liquidation Value attributable to such Employee Holdco Member’s Attributable Interests and the resulting number of Employee Holdco Common Units then owned thereby.

(xix)                       Each of the Employee Holdco Members shall enter into a Unit Vesting, Equity Retention and Restrictive Covenant Agreement in the form attached hereto as Exhibit R (the “Employee Holdco Employee Equity Letters”) with Employee Holdco with respect to such Unvested Employee Holdco Common Units and any Common Stock of Pubco exchanged thereafter, pursuant to which such Employee Holdco Member shall, among other things, (x) agree to certain restrictions on transfer set forth therein and (y) as a condition to receiving Unvested Employee Holdco Common Units in the reclassification described in clause (xvii)(x) above, acknowledge that its Unvested Employee Holdco Common Units and any Common Stock of Pubco exchanged thereafter remain subject to the MIP and the vesting terms applicable to the Interests in the Company from which its Unvested Employee Holdco Common Units were reclassified.

(c)                                  Immediately following the IPO Closing, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                                     Pubco shall acquire a number of Company Common Units (rounded up or down to the nearest whole number) equal to the quotient of (A) the Primary Amount divided by (B) the IPO Price Per Share (such that the Company shall be responsible for the underwriting discount per share paid in the IPO Closing with respect to the Primary Amount); provided that for administrative convenience and subject to the following sentence, the net amount per Company Common Unit paid to the Company by Pubco shall be the Discounted Price.  The aggregate purchase price for such Company Common Units will be paid in cash by Pubco to, or at the direction of, the Company; provided that Pubco may reduce the amount paid thereby by the amount of any IPO Offering Expenses borne by Pubco and not otherwise reimbursed.

(ii)                                  SLP Stockholder and Pubco shall enter into a Purchase Agreement in the form attached hereto as Exhibit S (the “SLP Stockholder Purchase Agreement”), pursuant to which SLP Stockholder shall sell to Pubco, and Pubco shall repurchase from SLP Stockholder, the number of shares of Class A Common Stock set forth opposite SLP Stockholder’s name on Schedule I thereto.

(iii)                               Pubco shall enter into a Purchase Agreement in the form attached hereto as Exhibit T (the “Member Purchase Agreement”) with the Post-Reorg Company Members party thereto, pursuant to which such Post-Reorg Company Members shall sell to Pubco, and Pubco shall purchase from such Post-Reorg Company Members, the number of Company Common Units and shares of Class C Common Stock or Class D Common Stock, as the case may be, set forth opposite each such Post-Reorg Company Member’s name on Schedule I thereto.

(iv)                              Certain Employee Holdco Members and Employee Holdco shall enter into a Redemption Agreement in the form attached hereto as Exhibit U, pursuant to which, immediately following the repurchases contemplated by the Member Purchase Agreement, Employee Holdco shall, using the proceeds received thereby pursuant to the Member Purchase Agreement, redeem from each Employee Holdco Member party thereto the number of Employee Holdco Common Units set forth below such Employee Holdco Member’s name on its signature page thereto.

(d)                                 If at any time following the IPO Closing the underwriters exercise their option to purchase additional shares of Class A Common Stock from Pubco, Pubco shall acquire from the Company, at a price per Company Common Unit equal to the IPO Price Per Share (such that the Company shall be responsible for the underwriting discount per share paid with respect thereto), an aggregate number of additional Company Common Units (rounded up or down to the nearest whole number) equal to (i) the number of additional shares of Class A Common Stock so purchased by the underwriters less (ii) the number of Secondary Securities (if any) purchased using a portion of the proceeds from such exercise of the underwriters’ option; provided that for administrative convenience and subject to the following sentence, the net amount per Company Common Unit paid to the Company by Pubco shall be the Discounted Price.  The aggregate purchase price for such Company Common Units will be paid in cash by Pubco to, or at the direction of, the Company; provided that Pubco may reduce the amount paid thereby by the amount of any additional IPO Offering Expenses borne by Pubco and not otherwise reimbursed (whether pursuant to Section 2.1(c)(i) or otherwise).

2.2                               Consent to Reorganization Transactions.

(a)                                 Each of the parties hereto hereby acknowledges, agrees and consents to all of the Reorganization Transactions.  Each of the parties hereto shall take all reasonable action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Reorganization Transactions and the IPO.

(b)                                 The parties hereto shall deliver to each other, as applicable,  prior to or at the Form 8-A Effective Time, each of the Reorganization Documents to which it is a party, together with any other documents and instruments necessary or appropriate to be delivered in connection with the Reorganization Transactions.

2.3                               No Liabilities in Event of Termination; Certain Covenants(a)        .

(a)                                 In the event that the IPO is abandoned or, unless the Board, the Company, SLP Investors, Temasek Stockholder and TJMT Holdings otherwise agree, the IPO Closing has not occurred by [          ], 2015, (a) this Agreement shall automatically terminate and be of no further force or effect except for this Section 2.3 and Sections 4.1, 4.2, 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 and (b) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other parties of any representation, warranty, covenant or agreement contained herein prior to such termination.

(b)                                 In the event that this Agreement is terminated for any reason after the consummation of any Reorganization Transaction, but prior to the consummation of all of the Reorganization Transactions, the parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof, including, without limitation, voting any and all securities owned by such party in favor of any amendment to any organizational document and in favor of any transaction or action necessary to re-establish such rights, powers and privileges and causing to be filed all necessary documents with any governmental authority necessary to reestablish such rights, preferences and privileges (it being understood and agreed that if such termination occurs subsequent to the events described in Section 2.1(b)(vi) hereof, the parties agree to amend the Company LLC Agreement so that the governance, transfer restrictions, liquidity rights and other related provisions therein with respect to Pubco, Pubco’s subsidiaries and Pubco’s and the Company’s securities correspond in all substantive respects with the provisions contained in the Existing Company LLC Agreement as in effect on the date hereof).

(c)                                  For the avoidance of doubt, each party hereto acknowledges and agrees that until the consummation of the Reorganization Transactions: (i) the parties hereto shall not receive or lose any voting, governance or similar rights in connection with this Agreement or the Reorganization Transactions and (ii) the rights of the parties hereto under the Existing Company LLC Agreement shall not be effected.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties.  Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

(a)                                 The execution, delivery and performance by such party of this Agreement and of the applicable Reorganization Documents, to the extent a party thereto, has been or prior to the Form 8-A Effective Time will be duly authorized by all necessary action.  If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation;

(b)                                 Such party has or prior to the Form 8-A Effective Time will have the requisite power, authority, legal right and, if such party is an individual, legal capacity, to execute and deliver this Agreement and each of the Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be;

(c)                                  This Agreement and each of the Reorganization Documents to which it is a party has been (or when executed will be) duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; and

(d)                                 Neither the execution, delivery and performance by such party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with the terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if such party is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organizational documents of such party, (ii) constitute a violation by such party of any existing requirement of law applicable to such party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1                               Amendments and Waivers.  This Agreement (including the Exhibits) may be modified, amended or waived only with the written approval of Pubco, the Company, SLP Investors, Temasek Stockholder and TJMT Holdings; provided, however, that any modification, amendment or waiver that would affect any other party hereto in a manner materially and disproportionately adverse to such party shall be effective against such party so materially and adversely affected only with the prior written consent of such party, such consent not to be unreasonably withheld or delayed.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Notwithstanding anything to the contrary in this Section 4.1, nothing in this Section 4.1 shall be deemed to contradict the provisions of Section 2.3 hereof.

4.2                               Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

4.3                               Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response).  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.  All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the SLP Parties addressed to it at:

c/o Silver Lake
2775 Sand Hill Road, Suite 100
Menlo Park, California 94025
Telephone: (650) 233-8120

Attention:  Karen King

Facsimile: (650) 233-8125
E-mail: karen.king@silverlake.com

9 West 57th Street, 32nd Floor
New York, NY 10019
Telephone: (212) 981-5600
Attention: Andrew J. Schader

Facsimile: (212) 981-3535
E-mail: andy.schader@silverlake.com

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Attention: Rich Capelouto
                 Atif I. Azher
Facsimile No.:  (650) 251-5002
E-mail: rcapelouto@stblaw.com
             aazher@stblaw.com

If to any of the Temasek Parties addressed to it at:

Temasek Holdings (Private) Limited

14th Floor, 375 Park Avenue

New York, NY 10152

Attention:	Mukul Chawla
Email:	mukul@temasek.com.sg

and

Temasek Holdings (Private) Limited

60b Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attention:	Pradyumna Agrawal
Email:	pradyumna@temasek.com.sg

With copies (which shall not constitute actual notice) to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Attention:  Damien R. Zoubek

Facsimile:  (212) 474-3700

Email: dzoubek@cravath.com

and

Attention:  Ting S. Chen

Facsimile:  (212) 474-3700

Email: tchen@cravath.com

If to Pubco, the Company, Intermediate Holdings, Intermediate Holdings II, Employee Holdco or East MIP addressed to it at:

Virtu Financial LLC
645 Madison Avenue
New York, New York  10022
Attention: Legal Department
Facsimile No.: (212) 418-0100
E-mail: legal@virtu.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Facsimile No.:  (212) 757-3990

Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

If to any of the Viola Parties addressed to it at:

c/o Virtu Financial LLC
645 Madison Avenue
New York, New York  10022
Facsimile No.: 212 418 0100
E-mail: legal@virtu.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Facsimile No.:  (212) 757-3990

Attention:	John C. Kennedy
Jeffrey D. Marell
E-mail:	jkennedy@paulweiss.com
jmarell@paulweiss.com

If to either of SLP Temasek Feeder or SLP Temasek LLC to the address, facsimile or email address specified for both the SLP Parties and the Temasek Parties above.

If to any other party, at the address, facsimile number or e-mail address specified for such party on the Company Member Schedule or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

4.4                               Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.5                               Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

4.6                               Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

4.7                               Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.3 shall be deemed effective service of process on such party.

4.8                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.9                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.10        Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

4.11        Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).

4.12        Expenses.  Unless otherwise provided in the Reorganization Documents, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

IN WITNESS WHEREOF, the parties hereto have executed this Reorganization Agreement as of the date first above written.

VIRTU FINANCIAL, INC.

By:
Name:
Title:

VIRTU FINANCIAL LLC

By:
Name:
Title:

VIRTU FINANCIAL MERGER SUB LLC

By:
Name:
Title:

VIRTU FINANCIAL MERGER SUB II LLC

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

VIRTU FINANCIAL INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

VIRTU FINANCIAL INTERMEDIATE HOLDINGS II LLC

By:
Name:
Title:

VFH PARENT LLC

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

SLP VIRTU INVESTORS, LLC

By: Silver Lake Partners III DE (AIV III), L.P., its managing member

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

SLP III EW FEEDER I, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

[Signature Page to the Reorganization Agreement]

SLP III EW FEEDER II, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P.

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

SLP III EW FEEDER LLC

By: SLP III EW FEEDER I, L.P., its managing member

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its sole member

By:
Title: Managing Member

[Signature Page to the Reorganization Agreement]

HAVELOCK FUND INVESTMENTS PTE LTD.

By:
Title:

WILBUR INVESTMENTS LLC

By:
Title:

[Signature Page to the Reorganization Agreement]

VV INVESTMENT LLC

By:
Name:
Title:

VIRTU FINANCIAL HOLDINGS LLC

By:
Name:
Title:

VINCENT VIOLA

TJMT HOLDINGS LLC

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

VIRTU EAST MIP LLC

By:
Name:
Title:

VIRTU EMPLOYEE HOLDCO LLC

By:
Name:
Title:

[Signature Page to the Reorganization Agreement]

OTHER CLASS A MEMBERS:

DOUGLAS A. CIFU

[OTHER CLASS A MEMBERS]

[Signature Page to the Reorganization Agreement]